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                                                                   EXHIBIT 10.50


                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                     BETWEEN

                              STANDARD FEDERAL BANK

                                       AND

                           MCCLAIN GROUP LEASING, INC.



         THIS AMENDED AND RESTATED LOAN AGREEMENT is made and delivered this ___ day of June, 2001 by and between McClain Group Leasing, Inc., a Michigan corporation ("Borrower"), whose address/principal office is 6200 Elmridge, Sterling Heights, Michigan 48310, and Standard Federal Bank, a federal savings bank ("Standard Federal"), whose address is 2600 West Big Beaver Road, Troy, Michigan 48084.

RECITALS:

         A. Borrower and Standard Federal entered into a Loan Agreement dated as of July 17, 1996, as amended by five amendments ("Existing Agreement").

         B. Borrower, McClain Group (defined below) and Standard Federal entered into an Amendment and Forbearance Agreement of even date ("Forbearance Agreement"). This Amended and Restated Loan Agreement is required under the Forbearance Agreement.

         C. McClain Industries, Inc. is a guarantor of the obligations of Borrower to Standard Federal. Under the Forbearance Agreement, McClain Group is required to execute and deliver to Standard Federal a guaranty of the obligations of Borrower to Standard Federal.

         D. Borrower and Standard Federal desire to amend and restate the Existing Agreement in its entirety.

         NOW, THEREFORE, in reliance upon the representations herein provided and in consideration of the premises and the mutual promises herein contained, the Borrower and Standard Federal hereby agree that the Existing Agreement is amended and restated in its entirety as follows:

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SECTION 1.        DEFINITIONS

         1.1 The following terms shall have the meanings stated below when used in this Loan Agreement:

         "Amortization Amount" shall mean with respect to any assets subject to an Eligible Lease the amount determined by multiplying the number of whole or partial months since the date of the applicable lease by the product of the purchase price of the applicable assets by a fraction equal to one over the number of months in the original lease term. For example if the cost of the assets is $100,000 and the original lease term is 60 months and five months have elapsed since the date of the lease, then the Amortization Amount would be $100,000 x 5 x 1/60 = $8,333.33.

         "Base Tangible Net Worth" shall initially mean $2,500,000. On September 30 of each year, beginning September 30, 2001, Base Tangible Net Worth shall increase by 80% of Borrower's net income for the fiscal year then ended. If net income is less than $0 for any fiscal year, it shall be deemed to be $0 for such fiscal year for purposes of this definition.

         "Borrowing" shall mean an advance of all or any portion of the Line of Credit or the Swing Line of Credit.

         "Borrowing Base" shall mean the sum of (a) the lesser of (i) 80% of Eligible Lease Receivables and (ii) $19,500,000 and (b) 95% of the Unamortized Cost of Eligible Leased Assets under Eligible Leases.

         "Borrowing Notice" shall mean a notice by Borrower to Standard Federal that Borrower wishes to make a Borrowing.

         "Business Day" shall mean a day on which the main office of Standard Federal is open for business.

         "Credit Limit" shall mean (A) the lesser of: (a) Twenty Million and 00/100 Dollars ($20,000,000.00), or (b) an amount equal to the Borrowing Base, minus (B) principal amounts outstanding under the Swing Line of Credit.

         "Current" means with respect to any lease that no payment due under such lease is more than 45 (or, beginning March 31, 2002, 30) days past due.

         "Effective Date" shall mean the date designated by Borrower in a Borrowing Notice as the date the Borrowing covered by such Borrowing Notice shall be funded and shall also mean, where applicable, the first day of the Interest Period applicable to a LIBOR Borrowing. An Effective Date for a Prime Rate Borrowing must be a Business Day. An Effective Date for a LIBOR Borrowing must be a London Business Day.

         "Eligible Lease Receivables" shall mean lease receivables arising under leases entered

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into on or before March 31, 2001 which are less than 90 days (or, beginning
March 31, 2002 60 days) old and are not doubtful as to collectability or disputed as to existence or amount or subject to offset, contra-indebtedness or return, exclusive of discounts and rebates, and are otherwise acceptable to Standard Federal in its sole discretion, and may include up to $382,000.00 in lease receivables from McClain Galion, Inc. but shall not otherwise be intra-company or owing from any affiliated or related company or other entity, as such lease receivables are disclosed in the statements timely furnished to Standard Federal pursuant to Section 3 below. Eligible Lease Receivables shall include (a) receivables under consolidated leases for the same lessee provided that payments under all of the consolidated leases are Current and the amortization of the combined leases is not extended more than six months, (b) receivables under leases assumed by another lessee of the Borrower provided that the new lessee is Current with respect to all of its existing leases with the Borrower and (c) receivables under leases which have been extended provided that the applicable lease has not been extended, the extension is for 60 days or less, the reason for the extension has been provided to Standard Federal and is acceptable to Standard Federal and the lessee is Current with respect to all of its existing leases with the Borrower.

         "Eligible Leases" means leases entered into in the ordinary course of Borrower's business which do not have any lease payments more than 60 days past due and are not doubtful as to collectability or disputed as to existence or amount or subject to offset, contra-indebtedness or return and are otherwise acceptable to Standard Federal in its sole discretion but shall not include intra- company or owing from any affiliated or related Company or other entity. In addition, with respect to combined, assumed or extended leases, the requirements set forth under the definition of Eligible Lease Receivables must be satisfied.

         "Line of Credit Maturity Date" shall mean May 1, 2002, or any extension or renewal thereof.

         "Line of Credit Note" shall mean the Promissory Note, dated July 17, 1996, as amended, and all renewals and amendments thereof, evidencing the Line of Credit.

         "McClain Group" shall mean individually and collectively McClain Industries, Inc.; McClain E-Z Pack, Inc.; McClain Galion, Inc.; Shelby Steel Processing Company; McClain Tube Company d/b/a Quality Tube; McClain International FSC and McClain Southland Co.

         "Prime-Based Rate" shall mean a rate per annum equal to the Wall Street Journal Prime Rate plus one-half percentage points (0.5%), which rate shall increase or decrease automatically when and to the extent that the Wall Street Journal Prime Rate shall be increased or decreased, plus one-half percent.

         "Prime Rate Borrowing" shall mean the principal amount of any portion of any Borrowing bearing interest at the Prime-Based Rate.

         "Revolving Credit Period" means the period from the date of this Loan Agreement through the Line of Credit Maturity Date.


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         "Tangible Net Worth" shall mean total assets of Borrower as defined in accordance with generally accepted accounting principles consistently applied.

         "Unamortized Cost of Leased Assets" shall mean with respect to each Eligible Lease entered into after March 31, 2001, the purchase price to the Borrower for the assets subject to the lease (including sales tax) less the Amortization Amount with respect to such assets.

         "Unused Line" shall mean the amount available for draw but not advanced from time to time on the Line of Credit or the Swing Line of Credit.

         "Unused Line Fee" shall mean a fee in the amount of 0.25% per annum of the Unused Line. The amount of the Unused Line Fee payable on the first day of each month will be determined by multiplying the average daily balance of the Unused Line for the calendar month which ends one month prior to the due date of such Unused Line Fee by .020833%.

         "Wall Street Journal Prime Rate" shall mean the "Prime Rate" published by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as the same may be changed from time to time. If more than one Prime Rate is published, the highest rate published shall be deemed the Wall Street Journal Prime Rate. If the publishing of the Wall Street Journal Prime Rate is discontinued, then the Prime-Based Rate shall be based upon the index which is published by The Wall Street Journal in replacement thereof based on similar base rates on corporate loans or, if no such replacement index is published, the index which, in Standard Federal's sole determination, most nearly corresponds to the Wall Street Journal Prime Rate.

Section 2.       Equipment Lease Line of Credit

         2.1 Standard Federal hereby extends the Line of Credit to the Borrower, which shall not exceed at any one time outstanding the Credit Limit.

         2.2 The Borrower shall be obligated to repay all advances made hereunder with respect to any lease which becomes 90 days (or, beginning March 31, 2002 60 days) or more delinquent and such repayment shall be due and payable 15 days after the lease receivable statement which discloses such delinquency is timely furnished to Standard Federal pursuant to Section 3 below.

         2.3 The Line of Credit herein extended shall be subject to the terms and conditions of the Line of Credit Note. This Loan Agreement and the Line of Credit Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

         2.4 Standard Federal shall, from time to time during the term hereof, make advances to Borrower under the Line of Credit upon request therefor by Borrower, provided that upon giving effect to such advance no Event of Default (as defined in the Line of Credit Note or this Agreement) and no event which with notice and/or the passage of time would become an Event of Default shall exist at the time the advance is to be made; and provided further that upon giving


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effect to such advance and at the time the advance is to be made all of the representations and warranties of Borrower contained in this Agreement and all other documents executed in connection with the Line of Credit are true and correct in all material respects; and provided further that at the time the advance is to be made Standard Federal shall not have previously or concurrently declared all amounts owing under the Line of Credit Note to be immediately due and payable; and provided further the amount requested shall not cause the total amount outstanding under the Line of Credit to exceed the Credit Limit.

         2.5 Borrowings under the Line of Credit shall bear interest at the Prime-Based Rate. Interest shall be calculated on the basis of a year of 360 days for the actual number of days amounts are outstanding. In the event of default or an Event of Default by Borrower under this Loan Agreement or any document executed under this Loan Agreement, then interest shall accrue at the rate otherwise provided in this paragraph plus two percentage points (2.0%).

         2.6 If at any time the amount outstanding under the Line of Credit shall exceed the Credit Limit, Borrower shall, on demand, forthwith pay to Standard Federal such sums as are necessary to reduce the amount outstanding to an amount not greater than the Credit Limit.

         2.7 Borrower shall pay to Standard Federal, on the first day of each month, commencing on the first payment date after the date hereof, and continuing on the same day of each consecutive month thereafter until the termination of the Line of Credit and all sums owing for principal and interest with respect to the Line of Credit are paid in full, the Unused Line Fee.

         2.8 In all events, unless earlier terminated, the Line of Credit shall terminate on the Line of Credit Maturity Date. Upon termination, Borrower shall forthwith pay to Standard Federal all sums owing for principal and interest with respect to the Line of Credit.

         2.9 To effect a Borrowing under the Line of Credit, Borrower shall give Standard Federal a Borrowing Notice.

         2.10 A Borrowing Notice may be made in writing, by telefacsimile or by telephone by an authorized representative of the Borrower and shall specify the aggregate amount of the requested Borrowing and the Effective Date of the Borrowing. Any Borrowing Notice by telephone may be recorded by Standard Federal for accuracy.

         2.11 If Standard Federal shall determine that the adoption, amendment or revision of any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or the interpretation or administration thereof by any governmental authority or regulatory agency,. central bank or other comparable authority, or compliance by Standard Federal with any applicable law, rule or regulation affecting Standard Federal's capital requirements or adequacy, or any request, interpretation or directive (whether or not having the force of law) of any governmental authority or regulatory agency, central bank or other comparable authority which affects Standard Federal's capital requirements, has; or would have the effect of reducing the rate of return on Standard Federal's capital to a level below the rate of return Standard Federal would have realized in the absence of such adoption, amendment,

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revision, interpretation, administration or compliance (taking into account
Standard Federal's policies with respect to capital adequacy) by an amount considered by Standard Federal to be material, then, beginning five (5) days after demand by Standard Federal, Borrower shall pay to Standard Federal as additional interest or as fees, as determined by Standard Federal in its sole discretion, such additional amount or amounts as will compensate Standard Federal for such reduction in its rate of return. Such adjustments in interest or fees shall be imposed effective five (5) days after Standard Federal's demand and shall apply to the then outstanding principal balance of the Line of Credit and to subsequent advances under this Loan Agreement. In determining such amount or amounts, Standard Federal may use any reasonable averaging and attribution methods. Standard Federal will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Standard Federal to compensation pursuant to this Section. A certificate of Standard Federal claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Standard Federal will, on request, provide evidence supporting such certificate.

Section 2A.       Conditions to Opening Line of Credit

        2A.1      The following are conditions precedent to continuing Line of
Credit, as amended under this Loan Agreement:

        2A.l(a)   The Borrower shall have delivered or shall have had delivered to Standard Federal, in form and substance satisfactory to Standard Federal and its counsel, each of the following:

         a. A duly executed copy of this Loan Agreement and the Forbearance Agreement and all documents required under that Forbearance Agreement;
         b. A duly executed copy of the Line of Credit Note, and such other loan documents as Standard Federal shall require to evidence and document the Line of Credit (the "Loan Documents");
         c. Such credit applications, financial statements, authorizations, and such information concerning the Borrower and its business, operations, and condition (financial and otherwise) as Standard Federal may reasonably request;
         d. Certified copies of resolutions of the Board of Directors of the Borrower approving the execution and delivery of the Loan Documents required hereunder;
         e. A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents required hereunder;
         f. Copies of the Articles of Incorporation of the Borrower, certified by the Secretary of State of Michigan as of a recent date;
         g. Copies of the Articles of Incorporation and Bylaws of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as of the date of this Agreement as being accurate and complete;
         h. Certificate of good standing of the Borrower from the Secretary of State of Michigan as of a recent date;


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         i.       Certificates of authority and good standing of the Borrower for each state in which the Borrower is qualified to do business;
         j. A certificate of compliance of the chief financial officer or treasurer of the Borrower in form satisfactory to Standard Federal dated as of the date of this Agreement;
         k. Such certificates, binders or other evidence of all insurance required of the Borrower under this Loan Agreement as Standard Federal may reasonably require; and
         l. Acknowledgment copies of all UCC-1 financing statements filed with respect to the Collateral accompanied by a search report showing such financing statements as duly filed and evidencing that the security interest of Standard Federal in the Collateral is prior to all other security interests of record.
         m. Payment of a non-refundable amendment fee in the amount of $20,000.

         2A.l(b) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings, or registrations) required to be done and performed and to have happened precedent to the execution, delivery, and performance of the Loan Documents required hereunder and to constitute the same legal, valid, and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

         2A.l(c) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to Standard Federal and its counsel and all fees and charges, including recording and filing fees, shall have been paid as required hereunder.

         2A.2 As conditions precedent to Standard Federal's obligation to fund any request for an advance under the Line of Credit, at and as of the date of the funding thereof and except as amended by this Agreement;

         a. The representations and warranties of the Borrower contained in the Loan Documents shall be accurate and complete in all respects as if made on and as of such date;
         b.       The Borrower shall have paid all fees and expenses, including any recording fees and charges, required hereunder;
         c.       There shall not have occurred an Event of Default or any event which with the passage of time of the giving of notice or both would constitute an Event of Default; and
         d. Following the making of such loan or advance, the aggregate principal amount outstanding will not exceed the limitations described in Section 2 or Section 3A, as applicable.

Section 3.        Representations and Warranties


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         The Borrower represents and warrants to Standard Federal that as of the date of acceptance of this Agreement, as of the time any advance is to be made hereunder and, unless expressly provided otherwise herein or agreed to by a writing signed by Standard Federal, at all times any amounts are outstanding hereunder:

         3.1 The Borrower and each of its subsidiaries, if any, are corporations duly organized, validly existing and in good standing under the laws of the state of their incorporation; the Borrower and each of its subsidiaries (if any) have the legal power and authority to own their properties and assets and to carry out their business as now being conducted and each is qualified to do business in the state of its incorporation and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary and is otherwise in compliance with all applicable laws, statutes, regulations, rules and requirements of any federal, state, judicial, regulatory or administrative body having jurisdiction of the Borrower or any of its assets; the Borrower has the legal power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Line of Credit Note and other documents contemplated hereby, to grant to Standard Federal security interests in the Collateral, as hereby contemplated, and to do any and all other things required of it hereunder; and this Agreement, the Line of Credit Note, and all other documents contemplated hereby, when executed by the Borrower's duly authorized officers will constitute its valid and binding legal obligations enforceable in accordance with their terms.

         3.2 The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Line of Credit Note, and other documents contemplated hereby (a) have been duly authorized by all requisite corporate action, (b) do not require governmental approval or the approval of any person not a party to this Agreement, (c) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the Articles of Incorporation or Bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than in favor of Standard Federal and as contemplated hereby.

         3.3 There is not pending or, to the best of the knowledge of the Borrower, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect the business of the Borrower or its subsidiaries, if any, or its ability to perform its covenants hereunder.

         3.4 Borrower has good and marketable title to its properties given as security as herein described, and, except for liens in favor of Standard Federal, liens for taxes not delinquent or being contested in good faith and liens created in connection with worker's compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature made in the ordinary course of business, none of the Borrower's or any of its subsidiaries, (if any) assets are subject to any mortgage,

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pledge, lien, security interest, or other encumbrance of any kind or character except as have been disclosed to Standard Federal in writing. The Borrower owns all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from any material restrictions, that are necessary for the operation of its business as presently conducted.

         3.5 All financial data which has been or shall hereafter be furnished to Standard Federal for the purposes of, or in connection with, this Agreement, including particularly, but without limitation, the audited consolidated financial statements of McClain Industries, Inc. and the Form 10-Q's filed with the Securities and Exchange Commission by McClain Industries, Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and the transactions contemplated hereby has been and/or shall be prepared in accordance with generally accepted accounting principles consistently applied, and does or will fairly present the financial condition of the Borrower as of the dates, and the results of its operations for the periods, for which the same is furnished to Standard Federal.

         3.6      [Reserved].

         3.7      [Reserved]

         3.8 Borrower has filed all reports and tax returns required by governmental authority to be filed by it prior to the date hereof and Borrower has received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority.

         3.9 The principal officers of the Borrower ("Principal Officers") are as follows:

                  Chairman of the Board             Kenneth D. McClain
                  President                         Peter Beale
                  Secretary                         Carl L. Jaworski

         3.10 The Borrower is a wholly-owned subsidiary of McClain Industries, Inc., a Michigan corporation, and has no subsidiaries.

         3.11 None of the proceeds of the Line of Credit will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower nor any person acting on behalf of Borrower has taken or will take any action which might cause the Line of Credit Note, or any of the other documents executed in conjunction therewith, including this Agreement, to violate Regulations U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may

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hereinafter be in effect. Borrower and its subsidiaries, if any, own no "margin stock" except for that described in the financial statements provided to Standard Federal and, as of the date hereof, the aggregate value of all "margin stock" owned by Borrower and its subsidiaries, if any, does not exceed 25% of all of the value of all of Borrower's and its subsidiaries', if any, assets.

         3.12 Other than as disclosed to Lender in writing by Borrower to Lender prior to the date of this Agreement, neither the Borrower nor, to the best of Borrower's knowledge after due inquiry, any other person or entity, has caused or permitted any waste, oil, pesticides, or any substance or material of any kind which is currently known or suspected to be toxic or hazardous, including but not limited to any substance defined as a "Hazardous Waste" in Title 40, Part 261 of the Code of Federal Regulations, (hereinafter referred to as "Hazardous Material") to be discharged, dispersed, released, disposed of, or allowed to escape on, under or at any property owned, occupied or operated by any Borrower in violation of any Hazardous Materials Laws (as hereinafter defined), nor has any property owned, occupied or operated by any Borrower, or any part thereof, ever been used by the Borrower or, to the best of Borrower's knowledge after due inquiry, any prior owner or any other person, as a dump, storage or disposal site for any Hazardous Material, nor has there occurred any other violation of the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material ("Hazardous Materials Laws") with respect to any property owned, occupied or operated by any Borrower. No asbestos or asbestos-containing materials have been installed, used, incorporated into, or disposed of on any property owned, occupied or operated by any Borrower. No polychlorinated biphenyls ("PCBs") are located on or in any property owned, occupied or operated by any Borrower, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form. All underground storage tanks located on any property owned, occupied or operated by any Borrower have been installed and are being operated in full compliance with all applicable Hazardous Materials Laws. The Borrower: (a) has not received any notice of any release, threatened release, escape, seepage, leakage, spillage, discharge or emission of any Hazardous Materials in, under or upon any property owned, occupied or operated by any Borrower or of any violation of any Hazardous Materials Law, and (b) does not know of any basis for any such notice or violation.

         3.13 No "reportable event," as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto ("ERISA"), has occurred and is continuing with respect to any employee pension and/or profit sharing benefit plan maintained by or on behalf of the Borrower for the benefit of any of its employees. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any such employee pension and/or profit sharing plan or to appoint a trustee to administer such plan. The Borrower has maintained and funded and caused each of its subsidiaries, if any, to maintain and fund all employee pension and/or profit sharing plans in accordance with their terms and with all applicable provisions of ERISA. Neither the Borrower nor any duly appointed administrator of any employee pension and/or profit sharing plan: (a) has incurred any liability to PBGC with respect to any such plan other than for premiums not yet due or payable, (b) has instituted or intends to institute proceedings to terminate any such plan under Section 4042 or 4041A of ERISA, or (c) has

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withdrawn from any Multi-Employer Pension Plan (as that term is defined in
Section 3(37) of ERISA).

         3.14 There is no material fact that the Borrower has not disclosed to Standard Federal which could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or any of its subsidiaries. For purposes of this Section 3.14, a "material adverse effect" means any circumstance or event which (a) could have any adverse effect whatsoever upon the validity, performance or enforceability of any material provision of the Loan Documents, (b) is or might be material and adverse to the financial condition or business operations of the Borrower or any subsidiary, (c) could impair the ability of the Borrower to fulfill its obligations under the Loan Documents, or (d) causes an Event of Default or any event which, with notice or lapse of time or both, could become an Event of Default. Neither the financial statements referred to in Section 3.5 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower in connection with the negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein, under the circumstances in which they were made, from being misleading.

         3.15 Each request for an advance under the Line of Credit shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Event of Default exists and that all representations and warranties contained in this Section 3 or in any mortgage, guaranty, security agreement or other document given to secure or relating to the Line of Credit Note, the Swing Line of Credit Note or this Agreement are true and correct at and as of the time the advance is to be made.

Section 4.        Affirmative Covenants of Borrower

         4.1 Prior to Standard Federal's disbursement of any advances under the Line of Credit, the Borrower shall; (a) furnish to Standard Federal, if Standard Federal so requires, certified copies of its Articles of Incorporation, Bylaws and Certificate of Good Standing, which Articles of Incorporation and Good Standing Certificate are to be certified by the appropriate official of the Borrower's state of incorporation; (b) furnish to Standard Federal if Standard Federal so requires a statement of the Borrower and the chief financial officer of Borrower certifying that they are unaware of the occurrence of an Event of Default or of any event which with notice and/or the passage of time could become an Event of Default other than as disclosed in this Agreement; and (c) furnish Standard Federal such other instruments, documents, opinions or certificates as Standard Federal or its counsel shall reasonably require. All actions, proceedings, instruments and documents required or requested hereunder shall be satisfactory to and approved by Standard Federal and/or its counsel prior to the disbursement of advances under the Line of Credit.

         4.2 From the date hereof until all amounts owing under the Line of Credit are paid in full and all obligations under the Line of Credit Note, this Loan Agreement and all other documents executed in connection with the Line of Credit or this Loan Agreement are fully paid, performed and satisfied and so long as Standard Federal has any commitment to make advances hereunder, the Borrower covenants and agrees it will:

         4.2(a) Furnish to Standard Federal as soon as available and, in any event, within 120 days after the close of each fiscal year of McClain Industries, Inc., a Michigan corporation ("McClain"), or, in the event McClain obtains an extension of the filing date from the Securities Exchange Commission, by such extended date, detailed financial statements of McClain as of the close of such fiscal year, containing a consolidated balance sheet of McClain and its subsidiaries, and statements of income and cash flows of McClain and its subsidiaries for such fiscal year prepared in accordance with generally accepted accounting principles and in a manner consistent with prior such statements containing an analysis of sources and uses of funds and such other comments and financial details as are usually included in similar reports. Such statements shall be accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by McClain) of independent certified public accountants selected by McClain and acceptable to Standard Federal as to the fairness of the statements included in the report and to the effect that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

         4.2(b) Furnish to Standard Federal as soon as available and, in any event, within 90 days after the close of each fiscal year, detailed financial statements of the Borrower as of the close of such fiscal period containing a consolidated balance sheet of the Borrower and its subsidiaries, if any, and statements of income and cash flows of the Borrower and its subsidiaries, if any, for such fiscal period and for the portion of the fiscal year ending with such period in reasonable detail and form acceptable to Standard Federal and certified by the chief financial officer of the Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

         4.2(c) Furnish to Standard Federal, within a reasonable time not to exceed 15 days after the end of each calendar month, a statement of lease receivables, in a form acceptable to Standard Federal, certified as correct by Borrower or a principal officer of Borrower showing the agings thereof and the payment, write-off or other disposition of former lease receivables the disposition of which has not previously been reported to Standard Federal, and such other information and data as Standard Federal may reasonably require. Borrower will further specifically disclose any facts known to Borrower which facts would tend to render doubtful the collectability of any lease receivable disclosed in such statements or which would indicate that the existence or amount of such receivable is disputed by the lessee thereon.

         4.2(d) Furnish to Standard Federal as soon as available and, in any event, within 30 days after the close of each quarter of each fiscal year, and in each case in form acceptable to Standard Federal, (i) a listing of conditional sales contracts and TRAC leases with any payments that are more than 180 days past due, (ii) a listing of all lease accounts (TRAC and conditional sales contracts) that were re-written, modified, assumed, extended or consolidated with other lease schedules during the applicable fiscal quarter,
(iii) a doubtful accounts reserve schedule indicating the reserve balance as of quarter end and a summary of non-accrual and charged-off accounts, (iv) detailed financial statements for the applicable fiscal quarter, containing a balance sheet of Borrower, statements of income and cash flow for such fiscal period and for the portion of the fiscal year then ended in reasonable detail and form acceptable to Standard Federal and certified by the chief financial officers of the Borrower as being true and correct and as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments, if any.

         4.2(e) Promptly inform Standard Federal of the occurrence of any Event of Default or of any event (including without limitation any pending or threatened litigation or other proceedings before any governmental body or agency) which could have a materially adverse effect upon the Borrower's business, properties, financial condition or ability to comply with its obligations hereunder or under the Line of Credit Note.

         4.2(f) The Borrower shall allow Standard Federal and its participants in the Line of Credit and staff or independent accountants or auditors selected by Standard Federal and its participants to conduct, at Borrowers expense, a full audit of the Collateral and the Borrower's financial statements and its books and records, semi-annually (or more frequently in the sole discretion of Standard Federal) during the term of the Line of Credit. Standard Federal shall schedule such audits during normal business hours of the Borrower and shall provide Borrower not less than two (2) business days notice of the commencement of each audit. The Borrower shall make adequate facilities available on their premises at Borrower's expense to enable Standard Federal to conduct the audits herein described and shall make available all of its books, records and other documents and information as may be reasonably requested to facilitate the audits.

         4.2(g) Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses, and provide Standard Federal evidence of such insurance upon request; policies of casualty insurance shall contain a customary mortgagee clause requiring payment of proceeds to Borrower and to Standard Federal as their interests may appear and all other insurance shall contain a customary loss payable clause requiring payment of proceeds to Borrower and to Standard Federal as their interests may appear and all insurance policies shall provide that no cancellation, reduction in amount, change in coverage or expiration thereof shall be effective until at least 30 days prior written notice has been given by the insurer to Standard Federal; and pay when due all taxes, assessments, fees and similar charges of every kind and nature lawfully assessed upon the Borrower and/or its property, except to the extent being contested in good faith; and in the event the Borrower fails to maintain such insurance or to pay promptly any taxes or charges when due, then and in such event Standard Federal, in its sole discretion, may, but shall not be required to, pay the same and any amounts expended by Standard Federal for such purpose shall become a part of the Line of Credit and shall bear interest at the rate applicable to the outstanding principal balance owing under the Line of Credit Note.

         4.2(h) Preserve and keep in full force and effect its own and its material, operating subsidiaries' (if any) corporate existence in good standing and maintain voting control in its present controlling shareholder's); keep current all filings of assumed name certificates for each name under which and each county in which the Borrower does business and promptly inform Standard Federal of any assumed names under which it does business which were not used by the Borrower on the date of this Agreement; continue to conduct and operate its business substantially as presently conducted and operated in accordance with all applicable laws and regulations; maintain and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair and condition; pay its indebtedness and obligations when due under normal terms and maintain proper books of record and account, and; otherwise remain in compliance with all applicable laws, statutes, regulations, rules and requirements of any federal, state, judicial, regulatory or administrative body having jurisdiction of the Borrower or any of its assets, except to the extent noncompliance is immaterial and would not have a material adverse effect on Borrower.

         4.2(i)   At all times meet and cause each of its subsidiaries, if any, to meet the minimum funding requirements of ERISA with respect to all employee pension and/or profit sharing plans subject to ERISA and, with respect to any such employee benefit plan, promptly notify Standard Federal in writing of any reportable event, as defined in ERISA, or any proposed termination (voluntary or otherwise) which could give rise to material termination liability within the meaning of ERISA ss.4062.

         4.3 The Borrower will not make any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by generally accepted accounting principles and changes in financial reporting practices and procedures which are required or permitted by generally accepted accounting principles.

         4.4 The Borrower shall use the monies loaned hereunder solely for working capital purposes.

         4.5 Maintain as of the end of each month Tangible Net Worth of not less than the Base Tangible Net Worth.

         4.6 The Borrower will not permit its allowance for doubtful accounts to be less than $350,000 through September 29, 2001 and not less than $600,000 beginning September 30, 2001 and thereafter.

         4.7 The Borrower shall maintain total funded TRAC leases plus unfunded availability of TRAC leases of not more than $24,000,000. Financing for such TRAC leases may be through Bank One under the existing facilities with that bank or under (i) modified facilities with that bank or (ii) facilities with a replacement lender, either of which must be on terms acceptable to Standard Federal. As used in this Section "TRAC" shall mean terminal residual adjustment clause.

         4.8 The Borrower shall not permit guaranties of TRAC facilities to exceed 8% of residual values.

         4.9 Beginning September 30, 2001, the Borrower shall not permit the aggregate amount of gross leases with any payments past due more than 180 days plus non-accrual amounts to exceed 175% of the Borrower's allowance for doubtful accounts or to exceed 150% of such allowance beginning March 31, 2002 and thereafter.

Section 5.        Security

         5.1 In order to secure: (1) the full and timely performance of the Borrower's covenants set forth herein and in the Line of Credit Note and the Swing Line of Credit Note, (2) the repayment of any and all indebtedness of the Borrower to Standard Federal arising pursuant to the Line of Credit Note and the Swing Line of Credit Note (including any renewals or substitutions thereof), this Agreement and any mortgage, guaranty, security agreement or other document given to secure or relating to the Line of Credit Note, the Swing Line of Credit Note or this Agreement, and (3) all other indebtedness and liabilities of the Borrower to Standard Federal arising under this Agreement, or the Line of Credit Note or the Swing Line of Credit Note, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising:

         5.1(a)   The Borrower hereby grants unto Standard Federal a security interest in the following property and the proceeds thereof: (i) any and all securities or other property received by the Borrower with respect to, on account of or in exchange for any item of Collateral; (ii) all stock and/or liquidating dividends (whether the same be in the form of cash or other property) paid upon, on account of or with respect to any item of Collateral; and (iii) all bank deposits, instruments, negotiable documents, chattel paper and any and all other property of the Borrower of any kind whatsoever which shall at any time be in the possession or under the control of Standard Federal;

         5.1(b)   The Borrower will grant to Standard Federal a security
interest of first priority in certain equipment leases and the equipment described therein as provided in an Assignment of Equipment Leases and Security Agreement dated July 17, 1996, as amended, from the Borrower to Standard Federal, and all schedules thereto, the provisions of which are hereby incorporated herein by reference; and

         5.1(c)   The Borrower will cause McClain Industries, Inc. to assign to
Standard Federal as collateral security a life insurance policy on the life of Kenneth D. McClain in the face amount of $2,000,000.00 (herein, together with the property described in Sections 5.1(a) (i), (ii) and (iii) and 5.1(b) above, referred to as the "Collateral" or "item(s) of Collateral").

         5.2 The Borrower shall execute and deliver to Standard Federal any and all documents (including financing statements) as Standard Federal may require to insure the perfection and priority of its liens and security interests in the Collateral and furnish, if Standard Federal so requires, proof of hazard insurance policies, in accordance with Section 4.2(g) above, relating to the Collateral.

Section 6.        Events of Default

         The occurrence of any of the events enumerated in Sections 6.l to 6.11 below shall constitute an Event of Default for purposes of this Agreement:

         6.1 Failure to Pay Monies Due. If any indebtedness of the Borrower to Standard Federal on the Line of Credit is not paid when due, regardless of whether such indebtedness has arisen pursuant to the terms of the Line of Credit Note or the Swing Line of Credit Note, this Agreement or any mortgage, security agreement, guaranty, instrument or other agreement executed in conjunction herewith.

         6.2 Misrepresentation. If any warranty or representation made by or for the Borrower and/or any endorser or guarantor of the Line of Credit Note or the Swing Line of Credit Note in connection with the loan(s) evidenced thereby, or if any financial data or any other information now or hereafter furnished to Standard Federal by or on behalf of the Borrower and/or any endorser or guarantor of the Line of Credit Note or the Swing Line of Credit Note shall prove to be false, inaccurate or misleading in any material respect.

         6.3 Noncompliance with Affirmative Covenants and other Agreements. If the Borrower shall fail to perform any of its obligations and covenants under
Section 4 of this Agreement, or shall fail to comply with any of the other provisions of this Agreement, the Line of Credit Note or any other agreement with Standard Federal to which it may be a party, other than the payment of principal and interest.

         6.4 Business Suspension. If the Borrower and/or any endorser or guarantor of the Line of Credit Note or the Swing Line of Credit Note shall voluntarily suspend transaction of its business.

         6.5 Bankruptcy, Etc. If the Borrower and/or any endorser or guarantor of the Line of Credit Note: (a) makes a general assignment for the benefit of creditors; (b) shall file a voluntary petition in bankruptcy or for a reorganization to effect a plan or other arrangement with creditors; or shall file an answer to a creditor's petition or other petition against Borrower and/or any endorser or guarantor of the Line of Credit Note for relief in bankruptcy or for a reorganization which answer admits the material allegations thereof; or if any order for relief shall be entered by any court of bankruptcy jurisdiction with respect to the Borrower and/or any endorser or guarantor of the Line of Credit Note, or if bankruptcy, reorganization or liquidation proceedings are instituted against Borrower and/or any endorser or guarantor of the Line of Credit Note and remain undismissed for 60 days; (c) has entered against it any order by any court approving a plan for the reorganization of the Borrower or any endorser or guarantor of the Line of Credit Note or any other plan or arrangement with creditors of the Borrower or any endorser or guarantor of the Line of Credit Note; (d) shall apply for or permit the appointment of a receiver, trustee or custodian for any substantial portion of the Borrower's and/or any endorser's or guarantor's properties or assets; or (e) becomes unable to meet its debts as they mature or becomes insolvent.

         6.6 Judgments and Writs. If there shall be entered against the Borrower and/or any endorser or guarantor of the Line of Credit Note one or more judgments or decrees which are not insured against or satisfied or appealed from and bonded within the time or times limited by applicable rules of procedure for appeal as of right or if a writ of attachment or garnishment against the Borrower and/or any endorser or guarantor of the Line of Credit Note shall be issued and levied in an action claiming $100,000.00 or more and not released, bonded or appealed from within 30 days after the levy thereof.

         6.7 Merger. If the Borrower shall merge or consolidate with another entity.


         6.8 Change of Control or Management. If the Borrower or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of any person or persons other than those having such control as of the date of execution of the Line of Credit Note, whether by reason of merger, consolidation, sale or purchase of stock or assets or otherwise, if any such change of control, in the sole and absolute discretion of Standard Federal, adversely impacts upon the ability of the Borrower to carry on its business as theretofore conducted.

         6.9 Other Defaults. If the Borrower and/or any endorser or guarantor of the Line of Credit Note or the Swing Line of Credit Note shall default in the due payment of any material indebtedness to whomsoever owed, or shall default in the observance or performance of any material term, covenant or condition in any mortgage, security agreement, guaranty, instrument, lease or agreement to which the Borrower and/or any endorser or guarantor of the Line of Credit Note or the Swing Line of Credit Note is a party.

         6.10 Reportable Event. If there shall occur any "reportable event", as defined in the Employee Retirement Income Security Act of 1974 and any amendments thereto, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any employee pension benefit plan maintained by or on behalf of the Borrower for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such plan and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the plan administrator or the Borrower; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such employee benefit pension plan or to appoint a trustee to administer such plan; or the appointment of a trustee by the appropriate United States District Court to administer any such employee benefit pension plan.

         6.11 Forbearance Agreement. In the event Borrower, McClain Group or any of them shall default under the Forbearance Agreement.

Section 7.        Remedies Upon Event of Default

         7.1 Upon the occurrence of any Event of Default described in Sections 6.2, 6.3 or 6.9 hereof which is not cured or waived in writing by Standard Federal within 15 days after written notice to the Borrower of such default; or upon the occurrence of any Event of Default described in Section 6.1 which continues unremedied for 10 days, or upon the occurrence of any Event of Default described in Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.10 or 6.11, Standard Federal's commitment to lend hereunder, if any, shall terminate and Standard Federal may, without notice, declare the entire unpaid and outstanding principal balance of the Line of Credit and all accrued interest to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon Standard Federal shall have and may exercise any one or more of the rights and remedies provided herein or in the Line of Credit Note or in any mortgage, guaranty, security agreement or other document relating hereto or granted secured parties under the Michigan Uniform Commercial Code, including the right to take possession of and dispose of the Collateral, or otherwise provided by applicable law, and to offset against the Line of Credit any amount owing by Standard Federal to the Borrower.

Section 8.        Miscellaneous

         8.1 No default shall be waived by Standard Federal except in writing and a waiver of any default shall not be a waiver of any other default or of the same default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

         8.2 No forbearance on the part of Standard Federal in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder shall constitute a waiver of any of the terms of this Agreement or of any such right.

         8.3 This Agreement shall be construed in accordance with the law of the State of Michigan.

         8.4 All covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing hereunder and shall be deemed to have been relied upon by Standard Federal. All statements contained in any certificate or other document delivered to Standard Federal at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower.

         8.5 The Borrower agrees that it will pay all costs and expenses incurred by Standard Federal in the consummation and closing of this Agreement and in protecting or in enforcing Standard Federal's rights under this Agreement and the documents contemplated hereby, including without limitation any and all reasonable fees and disbursements of legal counsel to Standard Federal.

         8.6 This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Standard Federal.

         8.7 If any provision of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or sections contained in this Agreement, shall not affect the remaining portions of this Agreement, or any part thereof.

Section 9.        Additional Provisions

         9.1 In addition to the terms, covenants and conditions set forth above, the parties hereto hereby agree as follows:

         9.1(a)   Borrower shall cause McClain and each of its Subsidiaries to execute and deliver to Standard Federal an unlimited payment guaranty of the obligations of Borrower under the Line of Credit in form and substance acceptable to Standard Federal.

         (b) A default by McClain Group, or any of them, under any loan documents or agreements with Standard Federal, including the Forbearance Agreement, shall be a default under this Agreement.

         (c) To the extent any provision of this Amended and Restated Loan Agreement is not consistent with the Forbearance Agreement, the Forbearance Agreement shall govern.

         IN WITNESS WHEREOF, the Borrower and Standard Federal have caused this Amended and Restated Loan Agreement to be executed as of the day and year first written above.

                                            Borrower:

                                            MCCLAIN GROUP LEASING, INC., a
                                            Michigan corporation



____________________________________        By:
                                               ---------------------------------
                                                     Peter Beale

                                            Its: President

                                            38-2969462
                                            Taxpayer Identification Number

                                            Standard Federal:

                                            STANDARD FEDERAL BANK, a federal
                                            savings bank


                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------